Exhibit 99.1

HOLLYWOOD MEDIA CORP. REPORTS 2012 THIRD QUARTER RESULTS

BOCA RATON, Fla., November 19, 2012 – Hollywood Media Corp. (Nasdaq: HOLL) today reported financial results for the third quarter ended September 30, 2012.

On a continuing operations basis, which includes the contribution from Tekno Books, the Company’s 100% owned subsidiary under the Intellectual Property division, net revenues for the 2012 third quarter were $0.1 million compared to $0.2 million in the prior-year period. Tekno Books is currently focused on the development of various original book series created by best-selling authors for anticipated launch in mid-2013 in digital format.

Loss from continuing operations for the 2012 third quarter was $2.3 million, or $0.10 per share, which includes a non-cash goodwill impairment charge of $3.6 million relating to the Company’s Ad Sales division, which compared to a loss from continuing operations for the 2011 third quarter of $5.6 million, or $0.24 per share, which includes a non-cash goodwill impairment charge of $4.8 million relating to the Company’s Ad Sales division.

Net loss, which includes discontinued operations, was $0.5 million, or $0.02 per share, in the 2012 third quarter, compared to net loss of $5.4 million, or $0.23 per share, in the prior-year period.

At September 30, 2012, the Company had cash and cash equivalents of $6.0 million and no debt as compared to cash and cash equivalents of $3.7 million and no debt at December 31, 2011.

Following the close of the 2012 third quarter and not included in the Company’s financial statements for the recent period, Hollywood Media Corp. announced on October 1, 2012 that it received the first $7 million earnout payment in cash from Key Brand Entertainment Inc. (“Key Brand”) pursuant to the amended purchase agreement related to the completed sale of its Broadway Ticketing Business (“Theatre Direct”) to Key Brand. In addition, on October 5, 2012, Key Brand notified Hollywood Media Corp. that it achieved the revenue target for the second $7 million earnout under the purchase agreement in Key Brand's fiscal year ended June 30, 2012. Accordingly, this $7 million amount was added to the principal amount of the $8.5 million loan due Hollywood Media by Key Brand under its credit agreement. Pursuant to the credit agreement, interest at a rate of 12% per annum and principal on such second $7 million earnout amount will be amortized in equal quarterly installments over the period commencing October 1, 2012 and ending on December 15, 2015 which is the maturity date of the loan. As a result of this second $7 million earnout being added to the loan, the principal amount of the loan due Hollywood Media by Key Brand was $15.5 million as of October 1, 2012.

About Hollywood Media Corp.

Hollywood Media Corp. is comprised primarily of an Ad Sales division, an Intellectual Property division, and various financial assets.

Note on Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media Corp., our ability to develop and maintain strategic relationships, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2011. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Contact:

Investor Relations Department

Hollywood Media Corp.

L. Melheim

ir@hollywoodmedia.com

561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,959,801	$3,683,063
Prepaid expenses	278,632	316,430
Other receivables	32,810	-
Related party receivable	35,735	521,497
Current portion of deferred compensation	430,000	430,000
Current assets of discontinued operations	-	566,691
Total current assets	6,736,978	5,517,681

PROPERTY AND EQUIPMENT, net	214,211	283,574
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	138,537	1,573,325
INTANGIBLE ASSETS, net	10,791	17,116
GOODWILL	6,200,000	9,800,000
OTHER ASSETS	803,993	58,628
DEFERRED COMPENSATION, less current portion	626,151	948,651
LONG TERM ASSETS OF DISCONTINUED OPERATIONS	-	23,814
TOTAL ASSETS	$14,730,661	$18,222,789

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$394,531	$387,070
Accrued expenses and other	919,733	646,821
Deferred revenue	120,194	264,228
Current portion of capital lease obligations	17,345	21,829
Current liabilities of discontinued operations	-	1,130,268
Total current liabilities	1,451,803	2,450,216

CAPITAL LEASE OBLIGATIONS, less current portion	6,341	16,203
OTHER DEFERRED LIABILITY	26,145	42,514
DEFERRED REVENUE	35,975	46,200
DERIVATIVE LIABILITIES	60,000	1,090,000
LONG TERM LIABILITIES OF DISCONTINUED OPERATIONS	-	2,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 23,179,066
shares issued and outstanding at September 30, 2012 and December 31, 2011,	231,791	231,791
respectively
Additional paid-in capital	293,616,319	293,616,319
Accumulated deficit	(280,697,713)	(279,272,612)
Total shareholders' equity	13,150,397	14,575,498
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,730,661	$18,222,789

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	NINE MONTHS ENDED September 30,		THREE MONTHS ENDED September 30,
	2012	2011	2012	2011

NET REVENUES	$429,082	$841,546	$96,035	$152,424

OPERATING COSTS AND EXPENSES
Editorial, production, development and technology	391,503	562,042	108,727	105,140
Selling, general and administrative	1,839,990	2,270,799	639,012	543,350
Payroll and benefits	1,619,487	2,843,556	368,904	1,232,765
Depreciation and amortization	113,032	162,653	37,868	50,014

Total operating costs and expenses	3,964,012	5,839,050	1,154,511	1,931,269

Loss from operations	(3,534,930)	(4,997,504)	(1,058,476)	(1,778,845)

(LOSSES) EARNINGS OF UNCONSOLIDATED INVESTEES
Equity in (losses) earnings of unconsolidated investees	(141,851)	409,591	(159,665)	230,008
Impairment loss	(3,600,000)	(4,795,783)	(3,600,000)	(4,795,783)
Total equity in losses of unconsolidated investees	(3,741,851)	(4,386,192)	(3,759,665)	(4,565,775)

OTHER INCOME (EXPENSE)
Interest, net	777,411	789,660	264,400	260,381
Other, net	1,108,312	1,630,952	1,109,986	501,845

Loss from continuing operations before income taxes	(5,391,058)	(6,963,084)	(3,443,755)	(5,582,394)
Income tax benefit	1,498,482	-	1,127,612	-
Loss from continuting operations	(3,892,576)	(6,963,084)	(2,316,143)	(5,582,394)

Gain on sale of discontinued operations, net of income taxes	2,444,891	254,842	1,839,788	155,539
Income (loss) from discontinued operations	22,584	(162,871)	-	2,519

Income from discontinued operations	2,467,475	91,971	1,839,788	158,058

Net loss	(1,425,101)	(6,871,113)	(476,355)	(5,424,336)

NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$-	(30,027)		5,312

Net loss attributable to Hollywood Media Corp	$(1,425,101)	$(6,901,140)	$(476,355)	$(5,419,024)

Basic and diluted (loss) income per common share
Continuing operations	$(0.17)	$(0.28)	$(0.10)	$(0.24)
Discontinued operations	0.11	-	0.08	0.01
Total basic and diluted net loss per share	$(0.06)	$(0.28)	$(0.02)	$(0.23)

Weighted average common and common equivalent shares
outstanding - basic and diluted	23,179,066	24,790,790	23,179,066	23,179,066